March 30, 1998



HAND DELIVERY

E. Laurence Gay, Esq.
Goodsill Anderson Quinn & Stifel
1800 Alii Place
1099 Alakea Street
Honolulu, Hawaii 96813

                  Re: Workout/Suspension Agreement - Kiewit Pacific Co. and Cyanotech Corporation

Dear Mr. Gay:

                  I am writing to memorialize the key terms and conditions of the Workout/Suspension Agreement negotiated by and between Kiewit Pacific Co. "Kiewit" and Cyanotech Corporation "Cyanotech" (collectively referred to as the "Parties") on Friday, March 13, 1998.

                  A. The Parties agree that the amount presently due and owing on the Construction Contract dated April 10, 1997 between Kiewit and Cyanotech is $975,000.

                  B. Cyanotech agrees to execute a promissory note in the principal amount of $975,000 in favor of Kiewit. The Note shall bear Interest at the rate of Prime plus 2% as set forth in article 7.2 of the Construction Contract (AIA A-101). The Note shall contain customary terms and conditions for financing of this nature including but not limited to providing: for costs of collection including attorney fees, that upon default the entire amount is due and owing, and for late fees. Interest under the Note shall begin to run from January 1, 1998.

                  C.  Payments under the Note shall be as follows:

                      1. First payment shall be made no later than April 1, 1998 and shall be a principal and interest payment in the amount of $150,000.

E. Laurence Gay, Esq.
March 30, 1998
Page 2

                      2. Second payment shall be made no later than June 1, 1998 and shall be a principal and interest payment in the amount of $100,000.

                      3. The third through eight payments shall each be made on the first business day of the month starting July 1, 1998 and running through December 1, 1998. These payments shall be principal and interest payments in the amount of $100,000.

                      4. The final payment shall be made on December 31, 1998 and shall be a principal and interest payment in such amount as to completely pay off all remaining amounts due under the Note.

                  D.  There is no penalty for early repayment of the Note.

                  E. In the event Cyanotech obtains new funding by way of debt, equity or any other form of financing, the Note shall be immediately prepaid to the extent of such funding or paid off in its entirety, if the funding exceeds the balance on the Note.

                  F. No later than April 1, 1998, Cyanotech shall execute a security agreement and UCC 1 granting to Kiewit a security interest in Cyanotech's inventory, equipment, accounts receivable, furniture and fixtures, stockpiled construction material (including but not limited to any stockpiled rock), and any proceeds thereof and after acquired good.

                  G. Kiewit agrees to suspend work on the Construction Contract until December 31,1998. If Kiewit is not authorized to re-start work under the Construction Contract to begin in or before January 1, 1999 in a reasonable and customary manner in accordance with the terms of the contract and at a minimum billable rate of $150,000/mo, then the contract shall be considered to have been terminated by Cyanotech and each party shall retain all rights with respect to the termination of the contract.

                  H. The Parties agree to meet on or before November 30, 1998 to discuss the possibility of an additional period of suspension of the Construction Contract. However, there is no obligation to extend the period of suspension.

E. Laurence Gay, Esq.
March 30, 1998
Page 3

                  I. Cyanotech shall provide such financial information as reasonably requested by Kiewit, including quarterly financial statements, and a copy of the State of Hawaii Facilities Lease. In the event any payment is not made as required under this agreement and the promissory note referenced herein, Cyanotech shall immediately provide to Kiewit a copy of its customer list and its equipment vendor lists. Kiewit shall keep this information confidential.

                  J.  The Parties to execute a suspension agreement.

                  K. Unless otherwise specifically modified herein, all other terms of the Construction Contract shall remain in full force and effect.

                  It is my understanding from our phone conversations that this is agreeable to your client. Please have your client execute where indicated below to bind Cyanotech to the terms and conditions of this agreement. I will forward the drafts of the note, security agreement, UCC 1 and suspension agreement to you for your review shortly. Tomorrow morning I will also provide you with the information necessary to transfer the funds to Kiewit by Wire.


                                                      Very truly yours,
                                                      /s/CHARLES W. GALL
                                                      -------------------------
                                                         CHARLES W. GALL
                                                                 for
                                                       KOBAYASHI, SUGITA & GODA

cc:      Lance Wilhelm
         Dave Beaudoin, Esq.


Execution binds Cyanotech, Inc.
to the Terms and Conditions
Set Forth Herein Above

Cyanotech, Inc.

by /s/Ronald P. Scott
   ------------------------------
   Ronald P. Scott
   Executive Vice President & CFO